PURCHASE AGREEMENT

This Purchase Agreement (the "Agreement" ") is made this 13th day of March, 2009 between Gold Crest Mines, Inc. ("Seller") and Frank Duval as an individual or agent for and on behalf of a company to be formed for the purpose of acquiring the mining claims the subject of this Agreement ("Purchaser").

WITNESSETH

WHEREAS, Purchaser desires to purchase and Seller desires to sell all of Seller's rights, title and interest in and to approximately 46 unpatented federal mill site claims and 185 unpatented federal lode claims in the Stibnite District of Idaho (the "Claims").

NOW THEREFORE, the parties hereto for the covenants, representations and undertakings herein set forth below agree as follows:

1.  Purchaser shall pay Seller a sum of $50,000 for all of its rights, title and interest in and to the Claims as follows:

(a).  $25,000 within 10 days of  execution of this Agreement, and

(b)  $25,000 October 1, 2009.

2.  Seller shall, upon receipt of payment of $50,000 made by Purchaser, execute a quitclaim deed conveying all of its rights, title and interests in and to the Claims.  All fees and expenses related to the conveyance of the properties will be paid by Purchaser.

3.  Purchaser shall timely pay the BLM fees required to maintain the claims in good standing for the 2009 assessment year unless Purchaser shall notify Seller in writing, no later than August 1, 2009, of his intent not to proceed with the purchase of the Claims. If Purchaser shall give notice of intent not to proceed with the purchase of the Claims as provided in this paragraph, then the $25,000 initial payment shall be forfeited.

4.  This Agreement shall be binding upon and inure to the benefit of the respective parties and their successors or assigns.

The parties hereto have executed this Agreement effective as of the date written above.

PURCHASER	SELLER

/s/ Frank Duval	/s/ Matt J. Colbert
Frank Duval	Matt J. Colbert
Gold Crest Mines, Inc.
By: Its Chief Financial Officer

ASSIGNMENT OF
Option and Real Property Sales Agreement and
Option and Royalty Sales Agreement

This Assignment of that Option and Real Property Sales Agreement dated January 24, 2008 between JJO,LLC, ("JJO") (an Idaho limited liability company and personal representative of the Estate of J.J. Oberbillig), and Gold Crest Mines, Inc. ("Gold Crest") and that Option and Royalty Sales Agreement dated January 24, 2008 between the Estate of J.J. Oberbillig and Gold Crest (collectively the "Oberbillig Agreements") is made this 13th day of March, 2009 between Frank Duval; as an individual or agent for and on behalf of a company to be formed for the purpose of acquiring the Oberbillig Agreements the subject of this Assignment, and Gold Crest.

For $10.00 and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto covenant and agree as follows:

Gold Crest hereby assigns all of its rights, title and interests in and to the Oberbillig Agreements and the mining and millsite claims and royalty interests, the subject of the Agreements, to Frank Duval.

This Assignment shall be binding upon and inure to the benefit of the respective parties and their successors or assigns.

The parties hereto have executed this Assignment effective as of the date written above.

GOLD CREST MINES, INC.	FRANK DUVAL

/s/ Matt J. Colbert	/s/ Frank Duval
Matt Colbert	Frank Duval
By: Its Chief Financial Officer

ASSIGNMENT OF

Mining Lease and Option to Purchase Agreement

This Assignment of that Mining Lease and Option to Purchase Agreement between Bradley Mining Co. ("Bradley") and Gold Crest Mines, Inc. (Gold Crest") dated March 31, 2008 (the "Mining Lease and Option") is made this 13th day of March, 2009 between Frank Duval; as an individual or agent for and on behalf of a company to be formed for the purpose of acquiring the lease and option the subject of this Agreement (Assignee") and Gold Crest Mines, Inc. ("Assignor").

For $10.00 and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to the following:

Assignor hereby, subject to receipt of Bradley's written consent to such, assigns the Mining Lease and Option and all of its rights, interests, conditions and terms thereunder to Frank Duval. At such time as Gold Crest shall be notified in writing of Bradley's consent to the assignment Gold Crest shall deliver to Assignee all of the documents that it has in its possession relating to the properties the subject of the  Mining Lease and Option.

This Assignment shall be binding upon and inure to the benefit of the respective parties and their successors or assigns.

The parties hereto have executed this Assignment effective as of the date written above.

ASSIGNOR	ASSIGNEE

/s/ Matt J. Colbert	/s/ Frank Duval
Matt Colbert	Frank Duval
Gold Crest Mines, Inc.
By: It’s Chief Financial Officer